UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On December 13, 2024, the Board of Directors (the “Board”) of Performance Food Group Company (the “Company”) appointed Scott McPherson to serve as the Company’s President and Chief Operating Officer, effective as of January 1, 2025. Mr. McPherson, age 54, has served as the Company’s Executive Vice President and Chief Field Operations Officer since December 2023, having previously served as Executive Vice President (PFG) and President & CEO of the Company’s Convenience segment from August 2022 to December 2023, after serving as President and CEO of Core-Mark International since 2018.

On December 13, 2024, the Board also appointed Craig Hoskins as the Company’s Executive Vice President and Chief Development Officer, effective as of January 1, 2025. Mr. Hoskins, age 63, has served as the Company’s President and Chief Operating Officer since January 2022, having previously served as Executive Vice President and President and CEO of the Company’s Foodservice segment since January 2019.

Compensation Changes

In connection with the foregoing changes, effective as of December 29, 2024, the Human Capital and Compensation Committee of the Board (the “Compensation Committee”) approved an increase in Mr. McPherson’s base salary to $750,000 per year. Mr. McPherson’s annual cash incentive target under the Company’s annual incentive program for fiscal 2026 will be 135% of his base salary and his annual long-term incentive equity award target will be $2,500,000. The Compensation Committee also approved a $450,000 grant of time-based restricted stock that will vest in three equal installments on January 1, 2026, January 1, 2027 and January 1, 2028.

Other than the compensation arrangement described above, there is no arrangement or understanding between Mr. McPherson or Mr. Hoskins and any other person pursuant to which either was selected as an executive officer. There are no family relationships between either Mr. McPherson or Mr. Hoskins and any director or other executive officer of the Company. Neither Mr. McPherson nor Mr. Hoskins has any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release announcing the changes discussed above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Performance Food Group Company
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: December 16, 2024	By:	/s/ A. Brent King
A. Brent King
Executive Vice President, General Counsel and Secretary